EXHIBIT 10.17
                             DATED 18 NOVEMBER, 1998


                           (1) MR AND MRS A M ANDERSON

                       (2) PIPELINE INDUCTION HEAT LIMITED



                     AGREEMENT FOR THE SALE AND PURCHASE OF
                   THE WHOLE OF THE ISSUED SHARE CAPITAL OF
                          DIDCOT HEAT TREATMENT LIMITED




                                Hammond Suddards
                                   Solicitors
                                  Trinity Court
                              16 John Dalton Street
                                   Manchester
                                     M60 8HS

                               Tel: 0161 830 5000
                               Fax: 0161 830 5001

                           SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on November 18, 1998

BETWEEN:

(1)     THE PERSONS whose names and addresses are set out in column 1 of
        Schedule 1 ("the Vendors").

(2) PIPELINE INDUCTION HEAT LIMITED (Company No: 1478556) whose registered office is at The Pipeline Centre, Farrington Road, Rossendale Road Industrial Estate, Burnley, BB11 5SW ("the Purchaser").

IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

        1.1 In this Agreement, unless the context otherwise requires, the following words and expressions shall bear the following meanings:


           "ADDITIONAL          means the amount of (pound)508,000.
             ELEMENT"


           "ASSOCIATE"          means any person, firm or company which is a
                                connected person (as defined in Section 839
                                ICTA) of the Vendors (or any of them), or which is an associated company of the Vendors (or any of them) within the meaning of Section 416 ICTA but as if in sub-section (2) of that Section there was substituted for the words "the greater part" wherever they appear the words
                                "twenty five per cent or more").

           "BANK                means the sum of (pound)0 being the amount
           LIABILITIES"         above (pound)0
                                allocated for bank debt and any amount above
                                (pound)11,000 allocated for hire purchase agreements in the Management Accounts.

           "BUSINESS DAY"       means any day other than Saturdays Sundays and
                                Bank Holidays during which clearing banks are open for business in the City of London.

           "CA 1985"            means the Companies Act 1985.

           "CA 1989"            means the Companies Act 1989.

           "COMPANIES ACTS"     means CA 1985 and CA 1989 and the former
                                Companies Acts (within the meaning of Section
                                735(1) of CA 1985).

           "COMPANY"            means Didcot Heat Treatment Limited brief
                                details of which are set out in Schedule 2.

           "COMPLETION"         means completion of the sale and purchase
                                of the Shares in accordance with Clause 6.

           "DISCLOSURE          means the letter of even date herewith from
           LETTER"              the Vendors to the Purchaser disclosing
                                exceptions to the Warranties.

           "DIRECTORS LOANS"    means the loans of (pound)130,587 due to the
                                Directors of the Company as detailed in the Management Accounts of the Company.

           "FA"                 means Finance Act.

           "FEBRUARY            means the balance sheet of the Company as at the
           BALANCE SHEET"       close of business on 28 February 1999 to be
                                prepared
                                in accordance with Clause 5.

           "FINAL PRICE"        means the Net Assets plus the Additional
                                Element and the Sizewell Payment.

           "FIRST TRANCHE"      means the sum of (pound)1,265,000 .

           "ICTA"               means the Income and Corporation Taxes Act 1988.

           "INTELLECTUAL        means any patents, trade marks, service marks,
           PROPERTY RIGHTS"     registered designs, utility models, design
                                right, copyright (including copyright in computer software), semi-conductor topography right, inventions, trade secrets and other confidential information, know-how, business or trade names and all other intellectual property and rights of a similar or corresponding nature in any part of the world, whether registered or not or capable of registration or not and including all applications and the right to apply for any of the foregoing rights.

           "LAST ACCOUNTS"      means the audited balance sheet of the Company
                                as at the Last Accounts Date and the audited profit and loss account of the Company made up to the Last Accounts Date and (in each case) the auditor's and the directors' reports and notes thereon.

           "LAST ACCOUNTS
           DATE"                means 28 February 1998.

           "LEASE" means the lease of Unit 1 Station Yard, Steventon, Oxfordshire between (1) Trustees for the time being of Didcot Heat Treatment Limited Private Pension

                                Plan and (2) Didcot Heat Treatment Limited dated with the date of this Agreement.

           "METHOD              means the method statement of the Company
           STATEMENT"           developed by the Company and used in carrying
                                out the Sizewell Contract a copy of an example of the method statement is contained in Annex A to this Agreement.

           "MANAGEMENT          means the unaudited balance sheet and profit
           ACCOUNTS"            and loss account of the Company for the period
                                ended 30 September 1998.

           "NET ASSETS"         means Total Assets less Total Liabilities.

           "PLANNING ACTS"      means the Town and Country Planning Act 1990,
                                the Planning (Listed Buildings and Conservation
                                Areas) Act 1990, the Planning (Consequential
                                Provisions) Act 1990, the Planning (Hazardous
                                Substances) Act 1990 and the Planning
                                (Compensation) Act 1991, and any other statute or subordinate legislation relating to town and country planning.

           "PROPERTY"           means the property of the Company briefly
                                described in Schedule 5 (and for the purpose of the Warranties relating to environmental matters includes all plant, equipment, machinery, storage vessels, pipes, cables and associated apparatus present at, upon, in or underneath such Property).

           "PURCHASER'S         means KPMG of Edward VII Quay, Navigation Way,
           ACCOUNTANTS"         Ashton, Preston, PR2 2YF.

           "PURCHASER'S         means Hammond  Suddards, of Trinity Court,
           SOLICITORS"          16 John Dalton Street, Manchester M60 8HS.


           "SECURITY            means any mortgage, charge, assignment or
           INTEREST"            assignation by way of security, guarantee,
                                indemnity, debenture, hypothecation, pledge, declaration of trust, lien, right of set off or combination of accounts, or any security interest whatsoever, howsoever created or arising.

           "SERVICE             means the service agreements in the agreed form
           AGREEMENTS"          to be entered into between the Company and Mr
                                and Mrs Anderson respectively.

           "SHARES" means the 1,000 ordinary shares of (pound)1 each, in the capital of the Company fully paid or credited as fully paid to be sold by the Vendors in the numbers set out opposite their respective names in column 2 of
                                Schedule 1.

           "SIZEWELL            means the Agreement between the Company and
           CONTRACT"            Mitsui Babcock Energy Service Limited for heat
                                treatment services at the nuclear power station in Sizewell, Suffolk and, subject to the provisions of clause 10.

           "SIZEWELL            means the payment by the Purchaser to the
           PAYMENT"             Vendors following 28 February 1999 due
                                entirely to the Sizewell Contract (for the avoidance of doubt any liability to the Company due entirely to the Sizewell Contract
                                (including, but not limited to, any liability due to collection and rehousing of equipment, termination of any occupation of premises and other relocation costs) shall be taken into account in calculating this payment) determined in accordance with the provisions of Clause 10.

           "STOCK EXCHANGE"     means London Stock Exchange Limited.

           "TAXATION"           means all forms of taxation, charges, duties,
                                imposts, rates, levies and governmental charges
                                (whether national or local) in the nature of tax, whatsoever and whenever created, enacted, or imposed, and whether of the United Kingdom or elsewhere, and any amounts payable to any Taxation Authority or any other person as a result of any enactment relating to taxation, together with all fines, penalties, interest, costs, charges, surcharges and expenses connected therewith and "Tax" shall be construed accordingly.

           "TAXATION            means the Inland Revenue, H.M. Customs and
           AUTHORITY"           Excise or any statutory or governmental
                                authority or body (whether in the United
                                Kingdom or elsewhere) involved in the
                                collection or administration of Taxation.

           "TAX DEED"           means the Deed in the form set out in Schedule
                                4.

           "TAXATION            includes statutes (and all regulations and
           STATUTES"            arrangements whatsoever made thereunder)
                                whether of the United Kingdom or elsewhere, and whether enacted before or after the date of this Agreement, providing for or imposing any Taxation.

           "TCGA"               means the Taxation of Chargeable Gains Act 1992.

           "TOTAL ASSETS"       means the value (in  Sterling) of all of the
                                assets of the Company as contained in the February Balance Sheet.

           "TOTAL               means the amount (in Sterling) of all
           LIABILITIES"         liabilities, or accruals for liabilities, of
                                the Company as contained in the February
                                Balance Sheet.

           "UNDERTAKING",       bear the meanings ascribed to them in CA
           "SUBSIDIARY          1989.
           UNDERTAKING",
           "PARENT
           UNDERTAKING",
           AND
           "PARTICIPATING
           INTEREST"

           "VENDORS'            means Grant Thornton of 1 Westminster Way,
           ACCOUNTANTS"         Oxford, OX2 OPZ.

           "VENDORS'            means Slade Son & Taylor of 7 St Martins
           SOLICITORS"          Street. Wallingford, Oxon, OX10 OAN.

           "WARRANTIES"         means the warranties and representations set out
                                in Schedule 3


        1.2 References to any statute, or to any statutory provision, statutory instrument, order or regulation made thereunder, includes that statute, provision, instrument, order or regulation as amended, modified, consolidated, re-enacted, or replaced from time to time, whether before or after the date of this Agreement and also includes any previous statute, statutory provision, instrument, order or regulation, amended, modified, consolidated, re-enacted or replaced by such statute, provision, instrument, order or regulation.

        1.3 All references to a statutory provision shall be construed as including references to all statutory instruments or orders, regulations or ot her subordinate legislation made pursuant to that statutory provision.

        1.4 Unless the context otherwise requires, references to the singular include the plural, references to any gender include all other genders, and references to "persons" shall include individuals, bodies corporate, unincorporated associations, professions, businesses and partnerships.

        1.5 Clause headings are for information only and shall not affect the construction of t his Agreement.

        1.6 The Schedules to this Agreement shall for all purposes form part of this Agreement .

        1.7 Each agreement, undertaking, covenant, warranty and representation by two or more of the Vendors shall be deemed for all purposes to be made or given jointly and severally.

        1.8 References to "the agreed form" mean in the form agreed in writing between the Vendors' Solicitors and the Purchaser's Solicitors prior to signature of this Agreement.

2.      SALE AND PURCHASE

        2.1 Subject to the terms and conditions of this Agreement, the Vendors shall sell and the Purchaser shall purchase the Shares together with all accrued benefits and rights attaching or accruing to the Shares, (including all dividends declared), on or after the date of this Agreement.

        2.2 The Vendors jointly and severally covenant with the Purchaser as follows:

               2.2.1 that each of the Vendors has the right to sell and transfer those Shares set out opposite his name in column 2 of Schedule 1 in accordance with the terms of this Agreement;

               2.2.2 that they will at their own cost take any necessary steps to perfect the Purchaser's title to the Shares;

               2.2.3 that the Shares are sold free from any liens, charges and encumbrances (whether monetary or not and including any lien which the Vendors might otherwise have, whenever arising, for unpaid amounts of consideration payable under this Agreement in respect of the Shares) and from all other rights exercisable by third parties.

3.      PRE-EMPTION RIGHTS WAIVER

        The Vendors waive all rights of pre-emption (if any) over the Shares to which they may be entitled under the Articles of Association of the Company, or otherwise, in relation to the sale and purchase of the Shares pursuant to this Agreement.

4.      CONSIDERATION

        4.1 The Consideration for the Shares shall (subject to any adjustment pursuant to the provisions of Clause 5) be the Final Price which shall be satisfied in accordance with the provisions of this Clause 4.

        4.2 On Completion the Purchaser will pay, on account of the Final Price, an amount equal to the First Tranche which will be satisfied by payment in cash by the Purchaser at Completion.

        4.3 On account of the Final Price a payment due and payable on 28 February 1999 will be made on 30 April 1999, assuming that the February Balance Sheet has been agreed or determined pursuant to Clause 5:-

               4.3.1 if the Net Assets plus the Additional Element is greater than the First Tranche the Purchase shall pay to the Vendor an amount equal to the Net Assets plus the Additional Element less the First Tranche;

               4.3.2 if the Net Assets plus the Additional Element is equal to the First Tranche then no further payment will be made;

               4.3.3 if the Net Assets plus the Additional Element are less than the First Tranche then the Vendor shall repay to the Purchaser an amount equal to the First Tranche less the sum of Additional Element and the Net Assets;

               The liability of the Vendors to the Purchaser to make any payment due under this Clause 4.3 shall be joint and several.

        4.4 Provided always that if the February Balance Sheet has not been agreed or determined pursuant to Clause 5 on 30 April 1999 then the payment pursuant to Clause 4.3 will bear interest at a rate of 2% above the base rate of Lloyds Bank PLC from 30 April 1999 until the date of payment.

        4.5 If at Completion the Bank Liabilities are any amount above (pound)0 then if following Completion and a cash positive position verified by the provision of bank statements for a period of one month confirming a cash positive position to that period then the Purchaser will pay the Vendors a sum equal to the amount of the Bank Liabilities (pound)0 at the Completion Date.

        4.6 The Purchaser will pay to the Vendors the Sizewell Payment as per the provisions of clause 10.

5.      FEBRUARY BALANCE SHEET

        5.1 The Purchaser shall procure, that within six weeks after 28 February 1999 the Purchaser's Accountants will prepare a draft February Balance Sheet and a draft statement of the Final Price and submit both for approval to the Vendors.

        5.2 The February Balance Sheet to be prepared:

               5.2.1    on the basis of the historical cost convention;

               5.2.2    using the specific  accounting  practices  specified in
                        Schedule 7 and (subject to the  provisions  of Schedule
                        7) generally accepted United Kingdom accounting principles (including all relevant Statements of Standard Accounting Practice issued by the Accounting Standards Committee, Financial Reporting Standards issued by the Accounting Standards Board, and any applicable pronouncements of the Urgent Issues Task Force of the Accounting Standards Board); and

               5.2.3 subject to the preceding provisions of this Clause 5.2, in a manner consistent with the procedures and policies bases and methods of valuation adopted in the preparation of the Last Accounts.

        5.3 Due regard shall be had in the preparation of the February Balance Sheet (inter alia) to all matters set out or referred to in the Disclosure Letter insofar as the same discloses any liability (actual or contingent) which ought properly to be provided for in the February Balance Sheet in accordance with Clause 5.2 above.

        5.4 Within 15 days of receipt by the Vendors of the draft February Balance Sheet the Vendors will inform the Purchaser in writing whether or not in their opinion the draft February Balance Sheet complies with the requirements of this Clause 5 and, if not, shall specify in writing, so far as they are then reasonably able so to do, the amount and nature of any item which they do not accept. If the Vendors confirm in writing that they accept the draft February Balance Sheet, or if they fail to inform the Purchaser within 15 days of receipt whether or not they accept that the draft February Balance Sheet complies with the requirements of this Clause 5, such draft shall be the February Balance Sheet.

        5.5 If the Vendors inform the Purchaser, in accordance with Clause 5.4, that they do not accept that the draft February Balance Sheet complies with the requirements of this Clause 5, the Vendors and the Purchaser will hold discussions in good faith with a view to agreeing the February Balance Sheet. If such agreement is reached, and is confirmed in writing by the parties, it shall be final and binding on the parties but without prejudice to the Purchaser's right to claim under the Warranties, the Tax Deed or otherwise in respect of any matter.

        5.6 Any dispute about the February Balance Sheet which remains unresolved 45 days after receipt by the Vendors of the draft February Balance Sheet shall, at the request of either party be referred for final settlement to an independent firm of chartered accountants nominated jointly by the Vendors and the Purchaser or, failing such nomination, within 14 days after request by either the Vendors or the Purchaser, nominated at the request of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales. Such independent firm shall act as experts and not as arbitrators and (in the absence of manifest error) its decisions (both as to the manner in which its determination is to be made and as to the subject matter of its determination) shall be final and binding on the parties, but shall be without prejudice to the Purchaser's right to claim under the Warranties, the Tax Deed or otherwise in respect of any matter.

        5.7 All costs incurred by the Vendors in reviewing and agreeing the February Balance Sheet shall be borne by the Vendors and all such costs incurred by the Purchaser shall be borne by the Purchaser. The fees of such independent firm shall be payable by the Vendors and the Purchaser in such proportions as such firm determines (or failing such determination in equal shares).

        5.8 Each party will co-operate fully with the other and, if applicable, with the independent firm appointed under Clause 5.6 (including giving all reasonable access to records, information, and to personnel) with a view to enabling the draft February Balance Sheet to be prepared and subsequently discussed and, if applicable, with a view to enabling any such independent firm to make any determination required by Clause 5.6, and in particular the Purchaser shall procure that the Company shall permit the Vendors and their advisers (and, if applicable, such independent firm) to have access to, and (where reasonable) to take copies of any records or information belonging to the Company.

6.      COMPLETION

        6.1 Completion shall take place at the offices of the Vendor's Accountants immediately after the signing of this Agreement when the events set out in sub-clauses 6.2 to 6.5 shall occur.

        6.2    At Completion the Vendors shall deliver to the Purchaser's
               Solicitors:

               6.2.1 duly completed and executed transfers of the Shares in favour of the Purchaser or as it directs together with a power of attorney from each Vendor in the agreed form enabling the Purchaser to vote the Shares pending its registration as shareholder;

               6.2.2    the certificates for the Shares;

               6.2.3    the Tax Deed duly executed by the Vendors;

               6.2.4 the resignation of Mrs. Hilda Jane Anderson as director and secretary of the Company from her respective offices in the Company, with a written acknowledgement under seal from her in such form as the Purchaser requires that she has no claim up to the date of Completion against the Company on any grounds whatsoever;

               6.2.5 the resignation of the existing auditors of the Company confirming that they have no outstanding claims of any kind against the Company and accompanied by a statement in relation to the Company complying with Section 394 CA 1985 that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of the members or creditors of that Company;

               6.2.6 evidence satisfactory to the Purchaser that all charges, debentures and other Security Interests affecting the Company (including without limitation all such Security Interests held by Lloyds Bank plc) have been discharged in full; and.

               6.2.7 the original Lease duly completed by the landlord of the Property.

        6.3    At Completion there shall be delivered or made available to the
               Purchaser:

               6.3.1    the Certificate of Incorporation of the Company;

               6.3.2 the minute books of the Company and the duly made up minutes of Completion;

               6.3.3 the register of members and other statutory registers of the Company duly made up to Completion;

               6.3.4    the common seal of the Company;

               6.3.5    all unissued share certificates of the Company;

               6.3.6    the unstamped Lease;

               6.3.7 all bank statements of all bank accounts of the Company as at a date not more than three Business Days prior to Completion together with bank reconciliation statements in respect of each such account made up to Completion;

               6.3.8    new bank mandates to be given by the Company; and

               6.3.9 all the current cheque books, paying in books and unused cheques of the Company.

        6.4 At Completion the Vendors shall procure that the Service Agreements are entered into.

        6.5 At Completion a Board Meeting of the Company shall be duly convened and held at which with effect from Completion:

               6.5.1 the resignation referred to in Clause 6.2.5 shall be submitted and accepted and the Purchaser's Accountants shall be appointed auditors of the Company;

               6.5.2 the transfers referred to in Clauses 6.2.5 shall (subject to stamping) be registered;

               6.5.3 such persons as the Purchaser may nominate shall be appointed as additional directors and as the secretary of the Company and the resignations referred to in Clause 6.2.4 shall be submitted and accepted;

               6.5.4 all authorities to the bankers of the Company relating to bank accounts shall be revoked and new authorities to such persons as the Purchaser may nominate shall be given to operate the same;

               6.5.5 the Service Agreements shall be approved and executed by the Company and thereupon exchanged with the Vendors;

               6.5.6 the Lease shall be approved and executed by the Company and thereupon exchanged with the Vendors; and

               6.5.7 the registered office of the Company shall be changed to such address as the Purchaser shall stipulate.

        6.6 Upon completion of the matters specified in Clauses 6.2 to 6.5 the Purchaser will pay the sum of the First Tranche by telegraphic transfer to the Vendors' Solicitors (whose receipt shall be an absolute discharge to the Purchaser of this obligation).

        6.7    Upon Completion the Directors Loans shall be repaid.

        6.8 The Purchaser may in its absolute discretion waive any requirement contained in Clauses 6.2 to 6.5 (inclusive) but shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed in accordance with such Clauses and this Agreement.

        6.9 If in any respect any of the provisions of Clauses 6.2 to 6.5 (inclusive) are not complied with on the date agreed for Completion then the Purchaser may defer Completion to a date not more than 28 days after such date (and so that the provisions of this Clause 6 (other than Clause 6.9) shall apply to Completion as so deferred) and if there shall be non-compliance with any of such provisions for a period of fourteen days following written notice of non-compliance having been served by or on behalf of the Purchaser on the Vendors then the Purchaser shall be entitled to rescind this Agreement.

        6.10 Any rights of rescission conferred upon the Purchaser by this Agreement shall be in addition to and without prejudice to all other rights and remedies available to the Purchaser and no exercise or failure to exercise, or delay in exercising, such rights of rescission shall constitute a waiver by the Purchaser of any other rights or remedies.

7.      WARRANTIES

        7.1 The Vendors to the extent and subject as set out in this Clause 7 warrant, represent and covenant to the Purchaser that the Warranties are and at Completion will be, true and accurate in all respects.

        7.2 Each of the Warranties (other than those referred to in paragraph 1 of Schedule 6 in respect of which no qualification is accepted) is given subject to the matters fully and fairly disclosed in the Disclosure Letter but none of the Warranties is otherwise subject to any qualification whatever. No letter, document or other communication shall be deemed to constitute a disclosure for the purposes of this Agreement unless the same is accepted as such by the Purchaser and is annexed to in the Disclosure Letter.

        7.3 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated, no Clause contained in this Agreement governs or limits the extent or application of any other Clause and the Warranties shall not in any respect be extinguished or affected by Completion.

        7.4 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by completion of the purchase of the Shares, by any investigation made by or on behalf of the Purchaser into the affairs of the Company, by its rescinding or failure to rescind this Agreement, by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release expressly referring to such breach.

        7.5 None of the information supplied by the Company or its professional advisers prior to the date of this Agreement to any of the Vendors or their agents, representatives or advisers in connection with the Warranties or the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of the Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Company to the Vendors and shall not constitute a defence to any claim by the Purchaser under the Warranties or under the Tax Deed, and the Vendors waive any and all claims which they might otherwise have against the Company and their respective officers and employees.

        7.6 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever to which the Purchaser may agree or effect in relation to one of the Vendors in connection with this Agreement or the Tax Deed, and in particular, but without limitation, in connection with any of the Warranties, shall not affect the rights and remedies of the Purchaser as regards any other of the Vendors.

        7.7 The Vendors jointly and severally undertake to the Purchaser to indemnify the Purchaser and the Company against (i) any diminution in the value of the assets of the Company, (ii) any increase in any liability of the Company, and (iii) any payment necessarily made or required to be made by the Purchaser or the Company, as a result of, or in connection with, any breach of any of the Warranties or required to put the Company in the position in which it would have been had there been no such breach of the Warranties and against all costs and expenses incurred in connection therewith. This indemnity shall be without prejudice to any other rights and remedies of the Purchaser in relation to the breach and all other rights and remedies are expressly reserved to the Purchaser.

        7.8 Each of the Vendors undertakes, in relation to any Warranty which refers to the knowledge, information, belief or awareness of a Vendor or any similar expression, that he has made full, due and careful enquiry into the subject matter of that Warranty (including without limitation where applicable of the employees, agents and advisers of the Company) and each of them acknowledges that the knowledge, information, belief or awareness of one of the Vendors shall be attributable to the others of them.

        7.9 Subject to 7.10 below the provisions of Schedule 6 shall have effect to limit the liability of the Vendors under the Warranties (other than those Warranties specified in paragraph 1 of Schedule 6 in respect of which the liability of the Vendors shall be unlimited).

        7.10   Only provisions 2.1.3, 2.1.4, 2.4, 2.7, 2.8, 2.10 and 2.11 of
               Schedule 6 shall apply to any claims under any of the Warranties where the claim has arisen due to the Company's liability under the Sizewell Contract.

        7.11 Each of the Vendors jointly and severally agrees to indemnify and keep indemnified the Purchaser (for itself and as trustee for each member of the Purchaser's Group) from and against all losses, liabilities, costs, charges, expenses, actions, proceedings, claims and demands which any such person may suffer or incur arising out of any breach of any of the Warranties due to the Company's liability under the Sizewell Contract. This indemnity shall be without prejudice to any other rights and remedies of the Purchaser in relation to the breach and all other rights and remedies are expressly reserved to the Purchaser.

8.      RESTRICTIONS ON THE VENDORS

        8.1    In this Clause:


                "BUSINESS"                means all and any trades or other
                                          commercial activities of the Company
                                          which as at the Completion Date the
                                          Company shall carry on with a view to
                                          profit or which the Company shall as
                                          at the Completion Date have determined
                                          to carry on with a view to profit in
                                          the immediate or foreseeable future;

                "CONFIDENTIAL BUSINESS    means all or any information relating
                INFORMATION"              to:

                                          (i)     the business methods,
                                                  corporate plans,  management
                                                  systems, finances, new
                                                  business opportunities or
                                                  development projects of the
                                                  Company;

                                          (ii)    the marketing or sales of any
                                                  past or present or future
                                                  product or
                                                  service of the Company; or

                                          (iii)   any trade secrets or other
                                                  information relating to the
                                                  provision of any product or
                                                  service of the Company to
                                                  which the Company attaches
                                                  confidentiality or in
                                                  respect of  which  it holds
                                                  an obligation of
                                                  confidentiality to any third
                                                  party;

                "CUSTOMER"                means any person, firm or company who
                                          or which shall at the date of
                                          Completion be in negotiation with the
                                          Company for the provision of
                                          Restricted Services or to whom the
                                          Company has provided Restricted
                                          Services during the period of one year
                                          prior to the date of
                                          Completion;

                "MATERIAL INTEREST"       means:

                                          (a)     the holding of any  position
                                                  as director, officer,
                                                  employee, consultant,
                                                  partner, principal or agent;

                                          (b)     the direct or indirect
                                                  control or ownership
                                                  (whether jointly or alone)
                                                  of any shares or debentures
                                                  or any voting rights attached
                                                  to them; or

                                          (c)     the direct or indirect
                                                  provision of
                                                  any financial assistance.

                "PURCHASING GROUP"        means the  Purchaser and each of its
                                          Subsidiaries;

                "RESTRICTED AREA"         means  any   country  in  which  the
                                          Vendors  have   conducted   business
                                          during the past three years;

                "RESTRICTED SERVICES"     means the manufacture for sale or hire
                                          of heat treatment equipment and
                                          consumables; the provision of
                                          electrical resistance and high
                                          velocity gas fuel fired heating
                                          services; and the production and
                                          supply of heating methodology,
                                          procedures and associated stress
                                          calculations, including finite element
                                          analysis, for heat
                                          treatment processes.

        8.2    Without  prejudice  to  any  provisions   operating  to  similar
               effect which may be contained in any service contract or contract of employment entered into now, or in the future between any of the Vendors and the Company or any members of the Purchaser's Group, each of the Vendors hereby covenants with the Purchaser that without the prior written consent of the Purchaser:

               8.2.1 he will not for a period of 3 years after the date of Completion hold any Material Interest in any business (other than the Purchaser or the Company or any company which may acquire the Purchaser or the Company) which provides Restricted Services in competition with the Business in the Restricted Area;

               8.2.2 he will not for a period of 3 years after the date of Completion hold any Material Interest in any person, firm or company carrying on business in the Restricted Area (other than the Purchaser or the

                        Company or any company which may acquire the Purchaser or the Company) which requires or might reasonably be expected by the Company to require him to disclose or make use of any Confidential Business Information in order properly to discharge his duties or to further his interest such person, firm or company;

               8.2.3 he will not at any time after Completion disclose or permit there to be disclosed (save as authorised by the Purchaser or required by law) any Confidential Business Information, nor will he at any time after Completion otherwise make use of any Confidential Business Information for his own benefit, or for the benefit of others, or in any way to the detriment of the Company;

               8.2.4 he will not at any time after Completion solicit or entice away or seek to entice away any person who is, and was at the date of Completion, employed by the Company;

               8.2.5 he will not for a period of 3 years after the date of Completion within the Restricted Area and in respect of Restricted Services directly or indirectly:

                        (a)    solicit the custom of, or orders from, or

                        (b) accept orders from any person, firm or company who at any time during the two years immediately preceding Completion was a client or customer of the Company in respect of Restricted Services;

               8.2.6 that he will not for a period of 3 years after the date of Completion interfere with or seek to interfere with the continuance of supplies to the Company (or the terms relating to such supplies) from any suppliers who have been supplying components, materials or services to the Company at any time during the two years immediately preceding Completion; or

               8.2.7 that if he shall have obtained trade secrets or other confidential information belonging to any third party under an agreement which contained restrictions or disclosure, he will not without the previous written consent of the Purchaser at any time infringe such restrictions.

        8.3 The parties agree that the restrictions contained in Clause 8.2.3 shall not apply if and to the extent that the Confidential Business Information concerned has ceased to be confidential or come into the public domain (other than as a result of breach of any obligation of confidence by the Vendors).

        8.4 Each Vendor shall procure that all companies and businesses directly or indirectly owned or controlled by him shall be bound by and observe the provisions of this Clause as if they were parties covenanting with the Purchaser.

        8.5 Each Vendor acknowledges that the Purchaser is accepting the benefit of the covenants contained in this Clause on its own behalf.

        8.6 Nothing in this Clause 8 shall preclude any Vendor from being the owner for investment purposes only of not more than 3% of the equity share capital of any company listed on the Official List or the Alternative Investment Market of The Stock
               Exchange.

        8.7 The restrictions contained in this Clause 8 are considered reasonable by the Vendors in all respects but if any of those restrictions shall be held to be void in the circumstances where it would be valid if some part were deleted the parties agree that such restrictions shall apply with such deletion as may be necessary to make it valid and effective.

        8.8 The provisions of Clauses 8.2.1 to 8.2.7 (inclusive) are separate and severable and shall be enforceable accordingly.

9.      VENDORS' AND PURCHASER'S UNDERTAKING

        9.1 Until 28 February 1999 or the completion of the Sizewell Contract, whichever is later, the Vendors and the Purchaser shall procure that the Company unless both parties give their prior written consent (any director of the Purchaser or either Vendor having authority to do so such consent once given to be relied upon by the other party), undertake that none of the following shall occur:-

               9.1.1 any change of location of the principal place of business of the Company;

               9.1.2 any change in the nature or conduct of the ordinary day to day business or the goods dealt in or services rendered by the Company;

               9.1.3 the formation or acquisition of any subsidiary, the entering into of any joint venture, partnership or any other contract which is material in the context of its business, assets or level of profitability;

               9.1.4 any disposal of any part of the assets or undertaking of the Company otherwise than in the ordinary and proper course of business, and then only at full open market value therefor;

               9.1.5 any transfer to the Company of any onerous or unprofitable activity, undertaking or obligation of the Purchaser or from any member of the Purchaser's Group, or of any third party;

               9.1.6 the sale or provision to the Company of any goods or services by the Purchaser or any member of the Purchaser's Group, or the purchase by the Company from the Purchaser or any member of the Purchaser's Group of any goods or services at a price higher than a commercial arms length rate for the goods or services in question;

               9.1.7 the making of any monetary transfers or loans or the payment of any service or management charges or other payments by the Company to the Purchaser and/or the Purchaser's Group other than in respect of charges at a fair commercial rate for services rendered by the Purchaser or the Purchaser's Group which have first been approved by the Vendors;

               9.1.8 the passing or proposing of any resolution for the winding-up of the Company or the presentation by the Purchaser or the Purchaser's Group of a petition for an order for the winding up of the Company unless the Company shall be unable to pay its debts as they fall due;

               9.1.9   any change of name of the Company;

               9.1.10 the declaration to make or the payment of any dividend or other distribution by the Company;

               9.1.11  any  change  in  the   accounting   reference   date  or
                       accounting policies of the Company;

               9.1.12 permit any of its insurances to lapse or become void or voidable;

               9.1.13 the creation of any charge or other encumbrance over the assets or part of the assets of the Company or over any of the shares in the Company or the giving of any guarantee or indemnity by the Company in either case to secure the liabilities of any other person or company;

               9.1.14 the employment of personnel which the Vendor reasonably believes are surplus to the requirements of the Company or make any change in the terms and conditions of employment or any employee of the Company (other than for good cause);

               9.1.15 permit or incur any capital expenditure or enter into any commitment to do so;

               9.1.16 permit or incur any liability to arise for the Company or enter into any commitment to do so; and

               9.1.17 do any act or deed or omit to do any act or deed other than those which show utmost good faith to each other.

        9.2 Until 28 February 1998 or the completion of the Sizewell Contract, whichever is later, the Vendors and the Purchaser agree to procure that:

               9.2.1 the Company shall retain the bank account with Lloyds Bank Plc Sort Code: 30-93-93 and account number 0781937; and

               9.2.2 for any transaction equal to or above (pound)1,000 two signatories shall be required, being one of the Vendors and the other being a representative of the Purchaser; and

               9.2.3 for any transaction less than (pound)1,000 one signatory shall be required being one of the Vendors or a representative of the Purchaser.

10.     THE SIZEWELL CONTRACT

        10.1 Should the Sizewell Contract not be completed and invoiced by its proposed completion date of 28 February 1999 then the following provisions at this clause 10 will apply in relation to the Sizewell Payment.

        10.2 The Sizewell Payment represents the revenue attributable to the amounts invoiced under the Sizewell Contract after the 28 February 1999 less the following costs (the "Sizewell Costs"):

                (a) direct costs, the direct costs including but not limited to; labour; subsistence allowances; transport; storage at Sizewell; costs of the clearance of the Sizewell Site; consumable items; depreciation of equipment; and all other costs normally and reasonably attributable to the completion of a contract of the same type as the Sizewell Contract;

                (b) a portion of central overheads allocated in direct proportion to the value of the Sizewell Contract revenues expressed as a percentage of total revenues for the same period; and

                (c) a provision for corporation tax at 31 per cent of the net of the revenue less the costs included in (a) and (b) above.


        10.3 PROVIDED THAT the Sizewell Contract is not completed and the final invoice submitted and agreed by 28 February 1999, within two weeks of the completion and invoice of the Sizewell Contract the Purchaser's Accountants will prepare a draft schedule of the Sizewell Payment (the draft "Sizewell Payment Schedule") using the provisions of clause 10.1.1 and schedule 7 as appropriate and submit it for approval to the Vendors.

        10.4 Within 15 days of receipt by the Vendors of the draft Sizewell Payment Schedule the Vendors will inform the Purchaser in writing whether or not in their opinion the draft Sizewell Payment Schedule complies with the requirements of this Clause 10 and, if not, shall specify in writing, so far as they are then reasonably able so to do, the amount and nature of any item which they do not accept. If the Vendors confirm in writing that they accept the draft Sizewell Payment Schedule, or if they fail to inform the Purchaser within 15 days of receipt whether or not they accept that the draft Sizewell Payment Schedule complies with the requirements of this Clause 10, such draft shall be the Sizewell Payment Schedule.

         10.5 If the Vendors inform the Purchaser, in accordance with Clause 10.3, that they do not accept that the draft Sizewell Payment Schedule complies with the requirements of this Clause 10, the Vendors and the Purchaser will hold discussions in good faith with a view to agreeing Sizewell Payment Schedule. If such agreement is reached, and is confirmed in writing by the parties, it shall be final and binding on the parties but without prejudice to the

                Purchaser's right to claim under the Warranties, the Tax Deed or otherwise in respect of any matter.

         10.6 Any dispute about the draft Sizewell Payment Schedule which remains unresolved 15 days after receipt by the Vendors of the draft Sizewell Payment Schedule shall, at the request of either party be referred for final settlement to an independent firm of chartered accountants nominated jointly by the Vendors and the Purchaser or, failing such nomination, within 14 days after request by either the Vendors or the Purchaser, nominated at the request of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales. Such independent firm shall act as experts and not as arbitrators and (in the absence of manifest error) its decisions (both as to the manner in which its determination is to be made and as to the subject matter of its determination) shall be final and binding on the parties, but shall be without prejudice to the Purchaser's right to claim under the Warranties, the Tax Deed or otherwise in respect of any matter.

         10.7 All costs incurred by the Vendors in reviewing and agreeing the Sizewell Payment Schedule shall be borne by the Vendors and all such costs incurred by the Purchaser shall be borne by the Purchaser. The fees of such independent firm shall be payable by the Vendors and the Purchaser in such proportions as such firm determines (or failing such determination in equal shares).

         10.8 Each party will co-operate fully with the other and, if applicable, with the independent firm appointed under Clause
                10.5 (including giving all reasonable access to records, information, and to personnel) with a view to enabling the draft Sizewell Payment Schedule to be prepared and subsequently discussed and, if applicable, with a view to enabling any such independent firm to make any determination required by Clause 10.6, and in particular the Purchaser shall procure that the Company shall permit the Vendors and their advisers (and, if applicable, such independent firm) to have access to, and (where reasonable) to take copies of any records or information belonging to the Company.

         10.9 Subject to the provisions of this clause 10 that the Sizewell Payment Schedule is agreed the Sizewell Payment is to be made to the Vendors within 2 months of the Sizewell Contract being completed and invoiced PROVIDED THAT the Vendors provide written confirmation that all Sizewell Costs arising from the Sizewell Contract have been taken into account in the Sizewell Payment and should further Sizewell Costs arise following the Sizewell Payment the Purchaser will be reimbursed by the Vendors on a pound for pound basis.

11.     PENSIONS PAYMENT

        On the earlier of the date of delivery of the final invoice for the Sizewell Contract or 21 February 1998 the Company shall procure the payment of (pound)200,000 to the Vendor's Solicitors with a direction that it be paid to the account in the name of Trustees for the time being to the Didcot Heat Treatment Limited Private Pension Plan.

12.     HOLIDAY PAY

        The Vendors will and shall keep the Purchasers indemnified at all times after Completion against any claims made by any employee of the Company being an employee prior to or at the time of Completion for any and all accrued holiday pay claimed for the period up to 31 March 2000.

13.     GENERAL

        13.1 This Agreement shall be binding upon and enure for the benefit of the successors in title of the parties and the benefit of this Agreement and of the Tax Deed may be assigned by the Purchaser.

        13.2 The Vendors shall execute and perform all such further acts, deeds or assurances as may be reasonably required for effectually vesting the Shares in the Purchaser and otherwise for fulfilling the provisions of this Agreement. Each of the Vendors shall following Completion provide such information as to the Company, its business and its affairs as the Purchaser shall reasonably and by prior notice specify, including if required attendance at the premises of the Company.

        13.3 Any sums due to the Vendors pursuant to this Agreement may be paid to the Vendors' Solicitors whose receipt shall constitute a full discharge of the Purchaser's obligations to make such payment and the Purchaser shall not be concerned with the application of any such amount between the Vendors.

        13.4 The provisions of this Agreement insofar as the same shall not have been performed at Completion shall remain in full force and effect notwithstanding Completion.

        13.5 No delay or omission by the Purchaser in exercising any right, power or remedy shall operate as a waiver thereof, and any single or partial exercise thereof shall not preclude any other or further exercise thereof or the exercise of any right, power or other remedy. The rights and remedies of the Purchaser hereunder are cumulative and not exclusive of any right or remedy provided by law.

        13.6 Save as otherwise required by law or The Stock Exchange no announcement shall be made by the Vendors in connection with this Agreement unless previously approved in writing by the Purchaser.

        13.7 No provision of this Agreement, or of any agreement or arrangement of which this Agreement forms part, by virtue of which this Agreement or the agreement or arrangement of which it forms part is subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of this Agreement, or the agreement or arrangement of which it forms part, (as the case may be) have been furnished to the Director General of Fair Trading pursuant to Section 24 of the said Act.

        13.8 All expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this

               Agreement shall be borne solely by the party who incurred the liability and there shall be no liability in respect of them upon the Company.

        13.9 This Agreement shall be governed by and construed in accordance with English Law and the parties submit to the jurisdiction of the English Courts.

14.     NOTICES

        14.1 Any notice to be given hereunder shall be in writing and delivered by hand or by first class recorded delivery post or by telex or facsimile letter addressed and sent to the party to be served (in the case of the Vendors) at the address given herein and (in the case of the Purchaser) at its registered office for the time being.

        14.2 Notice delivered by hand shall be deemed to have been served at the time of actual delivery.

        14.3 Notice sent by post shall be deemed to have been served at the expiry of 48 hours after posting.

        14.4 Notices sent by telex or by facsimile shall be deemed to have been served in the case of:

               14.4.1 telex, on receipt by the sender of the answerback code of the addressee after transmission of the telex; and

               14.4.2 facsimile, on production of a transmission report from the machine which sent the facsimile indicating that the facsimile was sent in its entirety to the facsimile number of the recipient.

AS WITNESS the hands of the parties hereto or their duly authorised representatives on the date shown on the first page


SIGNED by ANDREW
MAXWELL ANDERSON in
the presence of:



SIGNED by HILDA JANE
ANDERSON in the presence
of:

Witness:
Name:
Address:

Occupation:

SIGNED by ALBERT
RAMSDEN for and on behalf
of PIPELINE INDUCTION
HEAT LIMITED in the
presence of:

Witness:
Name:
Address:

Occupation: